Exhibit 99.01
ITC Commences Investigation of Toshiba Based on Lexar Complaint
Fremont, Ca., May 11, 2006 - Lexar Media, Inc. (Nasdaq: LEXR), a world leader in advanced digital media technologies, today announced that the U.S. International Trade Commission (ITC) has voted to commence an investigation into whether Toshiba Corporation, Toshiba America, Inc., and Toshiba America Electronic Components, Inc., are infringing three Lexar patents. The products being investigated include Toshiba’s flash chips and flash cards, including among others: Toshiba’s 16-gigabit multi-level cell NAND flash chips; Toshiba’s 8-gigabit single level cell and multi-level cell NAND flash chips; Toshiba’s 4-gigabit multi-level cell NAND flash chips and Toshiba’s 1-gigabit single level cell NAND flash chips. This is the first step towards possible U.S. government action to exclude certain of Toshiba’s NAND flash chips and cards from the U.S. market.
Lexar, in a complaint filed with the ITC on April 11, 2006, is seeking all possible relief, including a permanent exclusion order to bar the importation into the United States of Toshiba’s infringing NAND flash chips and cards, as well as products that incorporate Toshiba’s infringing chips. Additionally, Lexar’s complaint requests a cease-and-desist order to bar further sales and distribution of infringing products that have already been imported into the United States by Toshiba.
The case has been referred to ITC Administrative Law Judge Robert L. Barton, Jr., who will schedule and hold an evidentiary hearing and then render an initial determination. Judge Barton is expected to issue this initial determination sometime early to mid-next year. The ITC is then likely to hand down its final determination during the third quarter of 2007.
Certain of the patented technology at issue in this complaint is related to the technology that a jury, after a six-week trial in March 2005, found Toshiba had misappropriated from Lexar. That case is now on appeal.
About Lexar Media, Inc.
Lexar is a leading marketer and manufacturer of NAND flash memory products including memory cards, USB flash drives, card readers and ATA controller technology for the digital photography, consumer electronics, industrial and communications markets. The company holds over 98 issued or allowed controller and system patents, and licenses its technology to companies including Olympus Corporation, Samsung Electronics Co., Ltd., SanDisk Corporation and Sony Corporation. Lexar sells its memory cards worldwide and through an exclusive agreement, also sells memory cards under the Kodak brand. Headquartered in Fremont, California, Lexar has operations in countries around the world. More information is available at www.lexar.com
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements include statements related to the anticipated timing and outcome of the ITC action. These forward-looking statements involve risks and uncertainties that could cause Lexar’s actual results to differ materially from those anticipated by these forward-looking statements. These risks include that the outcome of any government proceeding or litigation can be subject to a number of uncertainties, including whether such matters are resolved with a favorable outcome in a timely fashion; and that Lexar may become involved in additional government proceedings or litigation that could divert management’s time and attention, be time-consuming and expensive to defend and limit Lexar’s access to important technology, which could have a negative impact on Lexar’s business, operating results, financial position and liquidity and the market price of Lexar’s stock could decline. Readers should also refer to the risk factors described in Lexar’s filings with the SEC, including Lexar’s most recently filed Form 10-K and Form 10-Q. Lexar assumes no obligation to update the information in this release.

Lexar and the Lexar logo are trademarks of Lexar Media, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.
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